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Exhibit 10.6

STATE STREET CORPORATION
1997 EQUITY INCENTIVE PLAN

Deferred Stock Award Agreement

Subject to your acceptance of the terms set forth in this agreement, State Street Corporation (the "Company") has awarded you a right to shares of Deferred Stock (the "Deferred Shares") detailed in your Certificate on this website and pursuant to the State Street Corporation 1997 Equity Incentive Plan (the "Plan") and the terms set forth below (the "Deferred Stock Award Agreement"). A copy of the Plan document and the Company's Prospectus are located on this website for your reference. All terms used herein shall have the same meaning as in the Plan, except as otherwise expressly provided. The term "vest" as used herein means the lapsing of the restrictions described herein and in the Plan with respect to one or more shares of Stock. The terms of the Deferred Stock Award Agreement are as follows:

1.
Under the Deferred Stock Award Agreement and subject to the terms hereof, you will be granted a right to receive shares of common stock in the Company ("Stock").

2.
The shares of stock will be issued and transferred to you only if and when all requirements of this Deferred Stock Award Agreement have been satisfied. Prior to that time you will have no rights as a shareholder with respect to the Deferred Shares. Without limiting the foregoing, you will have no right to receive dividends or amounts in lieu of dividends with respect to the Deferred Shares and no right to vote the Deferred Shares. The Company's obligation to issue and transfer Stock in the future pursuant to the Deferred Stock Award Agreement is an unsecured and unfunded contractual obligation. Except to the extent expressly provided in the Plan and this agreement in the event of death, your rights and those of your beneficiary(ies) under this award are nontransferable.

3.
If you remain an employee of the Company and its subsidiaries until the vesting date(s) specified on your Certificate, the Company will issue and transfer to you, upon or as soon as practicable following such dates, the number of shares of Stock specified.

4.
In the event you cease to be employed by the Company and its subsidiaries for any reason, including retirement, other than death or disability (as hereinafter defined), you will immediately forfeit any and all rights to receive shares of Stock under this Deferred Stock Award Agreement, less any shares that have previously vested. In the event that you are eligible to receive severance when terminated from the Company, the unvested shares of Stock shall continue to vest through the end of the "bridging period" as defined in the Company's severance policy. Notwithstanding the foregoing, (i) if you die while employed by the Company and it subsidiaries, or if your employment with the Company and its subsidiaries terminates by reason of "disability" as that term is used in Section 7.1 of the Plan, or (ii) in the event of a Change of Control as defined in Section 7.4 of the Plan occurring while you are employed by the Company and its subsidiaries, the Company will promptly issue and deliver to you (or in the event of death, to your beneficiary designated in accordance with the terms of the Plan) any shares under the Deferred Stock Award Agreement that you had not otherwise received prior to such termination, death or Change of Control.

5.
You expressly acknowledge that the vesting of the shares of Stock acquired hereunder may give rise to ordinary income subject to withholding through your local payroll. You expressly acknowledge and agree that your rights hereunder are subject to your paying to the Company in cash, or by selling shares of Stock acquired hereunder, or by the delivery of previously acquired Stock, any applicable taxes required to be withheld in connection with such vesting.

6.
The Company shall be obligated to issue Stock pursuant to this agreement only if you first deliver to the Company funds sufficient to satisfy, or make other arrangements acceptable to the Company for satisfying, any tax withholding or similar withholding obligations to which the Company or its subsidiaries may be subject by reason of such transfer of this award.

7.
The number and kind of Deferred Shares subject to this award, and the number and kind of shares of stock to be delivered in satisfaction of the Company's obligations hereunder, shall be subject to adjustment in accordance with Section 8.6 of the Plan.

By your accepting this agreement, this agreement shall take effect as a sealed instrument.

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Deferred Stock Award Agreement